As filed with the Securities and Exchange Commission on September 28 , 1994
                                                Registration No. 33-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                          THE WARNACO GROUP, INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                    95-4032739
 (State or other jurisdiction                       (I.R.S. employer
   of incorporation or organization)                 identification number)

                               90 Park Avenue
                          New York, New York 10016
                               (212) 661-1300
                 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        STANLEY P. SILVERSTEIN, ESQ
               Vice President, General Counsel and Secretary
                               The Warnaco Group, Inc.
                               90 Park Avenue
                             New York NY 10016
                               (212) 661-1300
             (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                      Copies of all communications to:

    KENNETH J. BIALKIN, ESQ               ROBERT M. HIRSH, ESQ
 Skadden, Arps, Slate, Meagher & Flom     Paul, Weiss, Rifkind, Wharton &
         919 Third Avenue                   Garrison
        New York, NY 10022                1285 Avenue of the Americas
              (212) 735-3000                   New York, NY 10019
                                               (212) 373-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time following the date this Registration Statement is declared effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)


                      CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                              PROPOSED         PROPOSED
 TITLE OF          AMOUNT        MAXIMUM         MAXIMUM         AMOUNT OF
 SHARES TO BE      TO BE      OFFERING PRICE     AGGREGATE     REGISTRATION
 REGISTERED      REGISTERED     PER SHARE      OFFERING PRICE      FEE
_______________________________________________________________________________

 Class A Common    849,746     $33.5625 (1)    $28,519,600(1)     $9,834
 Stock, par
 value $.01 per
 share
_______________________________________________________________________________

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices for shares of the Registrant's Class A Common Stock on September 21, 1994 on the New York Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


               SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1994

     PROSPECTUS
                                849,746 SHARES

                           THE WARNACO GROUP, INC.

                             CLASS A COMMON STOCK

          The 849,746 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of The Warnaco Group, Inc., a Delaware corporation (the "Company"), are being registered for the account of (i.) certain entities to which Calvin Klein, Inc., a New York corporation (the " Selling Stockholder") may pledge any or all of such shares in connection with indebtedness of the Selling Stockholder (the "CKI Pledgees") and (ii) the Selling Stockholder. See "Plan of Distribution" herein. These shares represent approximately 4% of the 21,010,521 shares of Common Stock outstanding as of September 8, 1994.

          These shares are being registered pursuant to an agreement dated March 14, 1994 (the "Registration Rights Agreement") between the Company and CKI pursuant to which, (i) the CKI Pledgees may sell any or all of the Common Stock which may be pledged to such pledgee pursuant to a margin call exercised in good faith in accordance with such pledgee's margin maintenance policies and
     (ii) subject to certain limitations on the number of shares which can be sold by CKI during certain periods as set forth in the Registration Rights Agreement and as more fully described hereinafter, the Selling Stockholder may sell part or all of the Registrable Shares (as defined in the Registration Rights Agreement to include the 849,746 shares of common stock to which this Prospectus relates and certain securities of the Company issued or issuable with respect thereto). The Common Stock offered hereby may also be sold from time to time to purchasers directly by the CKI Pledgees and the Selling Stockholder, or through agents, underwriters or dealers designated from time to time by such holders, on terms to be determined at the time of sale. To the extent required, the aggregate amount of Common Stock being offered by the CKI pledgees, the terms of any such offering, the names of the CKI Pledgees offering such shares, the names of any agents, underwriters or dealers and any applicable commission with respect to any such offer will be set forth in an accompanying Prospectus Supplement. The Selling Stockholder may sell the Common Stock offered hereby from time to time on the New York Stock Exchange or such other national security exchange, automated interdealer quotation system on which the shares of Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. The aggregate proceeds to the CKI Pledgees and the Selling Stockholder, as the case may be, from the sale of the Common Stock will be the selling price of the Common Stock sold less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by the Company. None of the proceeds from any of such sales of the Common Stock will be received by the Company. See "Plan of Distribution" herein for a description of indemnification arrangements between the Company and the holders of such common stock.

          The Common Stock is listed on the New York Stock Exchange under the symbol "WAC." On September 27, 1994, the last sale price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $331/8. Prospective purchasers of the Common Stock are urged to obtain current information as to market prices of the Common Stock.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
        OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
          OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS SEPTEMBER 28, 1994

          No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of any offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                             TABLE OF CONTENTS
                                                       Page

     Available Information   . . . . . . . .
     Incorporation of Certain
     Documents by Reference  . . . . . . . .
     Use of Proceeds . . . . . . . . . . . .
     Selling Stockholder . . . . . . . . . .
     Plan of Distribution  . . . . . . . . .
     Legal Matters . . . . . . . . . . . . .
     Experts . . . . . . . . . . . . . . . .


                           AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 14th Floor, 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of The New York Stock Exchange, Inc., on which the Common Stock is listed and traded, at 20 Broad Street, New York, New York 10005.

          The Company has filed with the Commission a Registration Statement on Form S-3 (which together with all amendments and exhibits is referred to herein as the "Registration Statement"). This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference herein:

          1. The Company's Annual Report on Form 10-K for the year ended January 8, 1994.

          2.   The Company's Current Report on Form 8-K, dated January
     18, 1994.

          3. The Company's Proxy Statement for the Company's 1994 Annual Meeting of Shareholders held on May 12 , 1994.

          4. The Company's Quarterly Report on Form 10-Q for the quarter ended April 9, 1994.

          5. The Company's Quarterly Report on Form 10-Q for the quarter ended July 9, 1994.

          6.   All other reports filed by the Company pursuant to
     Section 13(a) or 15(d) of the Exchange Act since January 8, 1994.

          7. The description of the Common Stock which is contained in the Company's Form 8-A dated September 10, 1991, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the shares of Common Stock hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). WRITTEN OR ORAL REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO STANLEY P. SILVERSTEIN, SECRETARY, THE WARNACO GROUP, INC., 90 PARK AVENUE, NEW YORK, NEW YORK 10016, TELEPHONE (212) 661-1300.

                              USE OF PROCEEDS

          The shares of Common Stock covered by this Prospectus are offered for the accounts of the CKI Pledgees or the Selling
     Stockholder. The Company will not receive any of the proceeds from the sale of Common Stock offered hereby.

                            SELLING STOCKHOLDER

          The Selling Stockholder is CKI. All of the shares of Common Stock which may be offered hereby are for the account of CKI, unless they are sold by the CKI Pledgees. The Company will not receive any of the proceeds from the sale of such securities.
     CKI received all of the shares of Common Stock being offered hereby in connection with the Acquisition Agreement described below. See "Plan of Distribution."

                            PLAN OF DISTRIBUTION

          On March 14, 1994, the Company entered into an Acquisition Agreement (the "Acquisition Agreement") with the Selling Stockholder and Warnaco Inc., a wholly owned subsidiary of the Company ("Warnaco") in connection with the acquisition of the worldwide trademarks, rights and business of Calvin Klein Men's Underwear, the licensing of the Calvin Klein trademark for men's accessories and, upon the expiration of an existing license on December 31, 1994, the acquisition of the worldwide trademarks and rights of Calvin Klein Women's Intimate Apparel (the "Calvin Klein Acquisition"). The consideration for the Calvin Klein Acquisition included the 849,746 shares of Common Stock issued to the Selling Stockholder to which this Prospectus relates.

          In connection with the Acquisition Agreement, the Company entered into the Registration Rights Agreement pursuant to which the Company agreed to provide registration rights to effect, as more fully described below, certain sales of the shares of Common Stock registered hereby by entities to which the Selling Stockholder may pledge any or all of such shares. As set forth in the Registration Rights Agreement, the Selling Stockholder may pledge from time to time part or all of the Registrable Shares as security for a loan and each such pledgee may sell, pursuant to the Registration Statement, any or all of such Registrable Shares pledged to such pledgee pursuant to a margin call exercised in good faith in accordance with such pledgee's margin maintenance policies, provided that such pledgee complies with certain requirements set forth in the Registration Rights Agreement.

           Among other things, the Registration Rights Agreement also provides that at any time after September 14, 1994, any holder or holders of at least 25% of the outstanding Registrable Shares may request that the Company effect the registration under the Securities Act of all or part of the Registrable Shares, subject
     to the terms thereof including certain volume limitations.   This
     Prospectus and the Registration Statement (the "Registration Statement") of which its is a part are being filed in response to such a request. Specifically, the Registration Rights Agreement provides for certain restrictions on the number of shares which can be sold by the Selling Stockholder as follows:
     (i) for the period from September 14, 1994 to March 14, 1995, the Selling Stockholder may sell a number of Registrable Shares equal to the lesser of (x) one-third of the Total Shares (as defined in the Registration Rights Agreement to include the total number of shares to which the Registration Statement relates plus certain securities of the Company issued or issuable with respect thereto) and (y) the number of shares of Common Stock permitted to be sold in such six-month period in accordance with the volume limitations set forth in Rule 144(e) promulgated under the Securities Act ("Rule 144(e)"), and (ii) for the period March 14, 1994 to September 14, 1995, the Selling Stockholder may sell a number of Registrable Shares equal to the lesser of (x) two-thirds of the Total Shares less the number of shares of Common Stock, if any, sold in the preceding six-month period pursuant to clause (i) above and (y) the number of shares of Class A Common Stock permitted to be sold during the preceding 12-month period in accordance with the volume limitations set forth in Rule 144(e) less the number of shares of Common Stock, if any, sold in the preceding 6-month period pursuant to clause (i) above.

          From and after September 14, 1995, except as explicitly set forth in the Registration Rights Agreement, CKI shall have no restrictions whatsoever pursuant to the Registration Rights Agreement on the sale, disposition or other assignment of any of the Registrable Shares.

          The Common Stock offered hereby may also be sold from time to time to purchasers directly by any of the CKI Pledgees and the Selling Stockholder, as the case may be, or through agents or dealers to be designated, on terms to be determined at the time of sale. The Selling Stockholder may sell the Common Stock offered hereby from time to time on the New York Stock Exchange or such other national security exchange, automated interdealer quotation system on which the shares of Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices.

          Because no CKI Pledgee has offered to sell the Common Stock as described above, the identities of the CKI Pledgees who may sell shares of Common Stock hereunder and the number of such shares held by any such CKI Pledgee are unknown. In addition, any CKI Pledgee has the ability to sell all or a portion of the shares of Common Stock owned by it pursuant to a margin call exercised in good faith in accordance with such pledgee's margin maintenance policies; therefore, no estimate can be made of the number of shares of Common Stock that a CKI Pledgee may sell in or may retain upon the completion of any offering to which this Prospectus relates.

          The names of CKI Pledgees intending to offer shares of Common Stock for sale hereunder, the number of such shares proposed to be so offered and the terms of such offering, and the number of such shares owned prior to and after the completion of any such offering shall be set forth in an accompanying
     Prospectus Supplement.

          The Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the CKI Pledgees and the Selling Stockholder, as the case may be.

          In connection with the Registration Rights Agreement pursuant to which the Company has filed with the Commission the Registration Statement of which this Prospectus is a part, the Company has agreed to use its best efforts to cause the Registration Statement to become effective and agreed to indemnify the holders of the Common Stock (and agents, employees, officers and directors of and control persons with respect to such holders) against certain civil liabilities in connection with such registration. In addition, the Company has agreed pursuant to the Registration Rights Agreement to pay all reasonable fees and expenses incident to its performance of or compliance with such agreement other than all fees and expenses incurred by the Selling Stockholders (including fees and expenses of any counsel, financial adviser or any other adviser or agent retained by such holder and all discounts, commissions and other selling expenses associated with the sale of the Common Stock).


                               LEGAL MATTERS

          The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Stanley P. Silverstein, Vice President, General Counsel and Secretary of the Company. Mr. Silverstein owns 14,200 shares of the Common Stock and options to acquire 15,250 shares of the Common Stock.

                                  EXPERTS

          The consolidated financial statements of the Company for the year ended January 8, 1994 appearing in the Company's Annual Report (Form 10-K) have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



        NO DEALER, SALESMAN OR ANY
     OTHER PERSON HAS BEEN                      849,746 SHARES
     AUTHORIZED TO GIVE ANY
     INFORMATION OR TO MAKE ANY
     REPRESENTATIONS NOT CONTAINED
     IN THIS PROSPECTUS, AND, IF
     GIVEN OR MADE, SUCH
     INFORMATION OR REPRESENTATIONS
     MUST NOT BE RELIED UPON AS
     HAVING BEEN AUTHORIZED BY THE
     COMPANY.  THIS PROSPECTUS DOES
     NOT CONSTITUTE AN OFFER OF ANY
     SECURITIES OTHER THAN THOSE TO
     WHICH IT RELATES OR AN OFFER
     TO SELL, OR A SOLICITATION OF         THE WARNACO GROUP, INC.
     AN OFFER TO BUY, TO ANY PERSON
     IN ANY JURISDICTION WHERE SUCH
     AN OFFER OR SOLICITATION WOULD
     BE UNLAWFUL.  NEITHER THE
     DELIVERY OF THIS PROSPECTUS           CLASS A COMMON STOCK
     NOR ANY SALE MADE HEREUNDER
     SHALL, UNDER ANY
     CIRCUMSTANCES, CREATE ANY
     IMPLICATION THAT THE
     INFORMATION CONTAINED HEREIN             ___________________
     IS CORRECT AS OF ANY TIME
     SUBSEQUENT TO THE DATE HEREOF.               PROSPECTUS
                                              ___________________

          TABLE OF CONTENTS

                                   Page
     Available Information . . . .
     Incorporation of Certain
     Documents by
        Reference. . . . . . . . .
     Use of Proceeds . . . . . . .
     Selling Stockholder . . . . .
     Plan of Distribution . . . . .
     Legal Matters . . . . . . . .
     Experts . . . . . . . . . . .

                                        September 28, 1994



                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Securities and Exchange Commission registration fee. .  $9, 834

          Legal fees and expenses    . . . . . . . . . . . . . .          *

          Miscellaneous  . . . . . . . . . . . . . . . . . . . .          *

                   Total . . . . . . . . . . . . . . . . . . . .   $
     _____________
     *    Estimated.

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company has adopted an amendment to its Certificate of Incorporation, which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

               Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")); if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Bylaws of the Company provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law.

               Reference is made to the Restated Certificate of Incorporation of the Company, and Article VIII of the Bylaws of the Company.

               In addition, the Company maintains a directors' and officers' liability insurance policy and has entered into indemnification agreements with each of its executive officers and directors.

     ITEM 16.  EXHIBITS

     2.1 Acquisition Agreement, dated as of March 14, 1994, by and among Calvin Klein, Inc. ("CKI"), the Company and Warnaco Inc. (Incorporated herein by reference to Exhibit 10.6 to the Company's Form 10-Q filed May 24, 1994.)

     2.2 Registration Rights Agreement, dated as of March 14, 1994 between the Company and CKI. (Incorporated herein by reference to Exhibit 4.1 to the Company's Form 10-Q filed on May 24, 1994.)

     4.1  Restated Certificate of Incorporation of the Company.
          (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-45877.)

     4.2 Amendment to the Restated Certificate of Incorporation of the Company dated June 21, 1993.

     4.3 By-Laws of the Company. (Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 33-45877.)

     5.1 Opinion of Stanley P. Silverstein, General Counsel of the Company, regarding the legality of the shares of Common Stock being offered hereby.

     10.1 Credit Agreement, dated as of July 16, 1993 (the "U.S. $55,000,000 Credit Agreement"), among Warnaco Inc., The Bank of Nova Scotia, as agent, and certain other lenders named therein. (Incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q filed May 24, 1994.)

     10.2 Amendment No. 1 to the U.S. $55,000,000 Credit Agreement, dated as of October 14, 1993. (Incorporated herein by reference to Exhibit 10.2 to the Company's Form 10-Q filed May 24, 1994.)

     10.3 Amendment No. 2 to the U.S. $55,000,000 Credit Agreement, dated as of November 5, 1993. (Incorporated herein by reference to Exhibit 10.3 to the Company's Form 10-Q filed May 24, 1994.)

     10.4 Amendment No. 3 to the U.S. $55,000,000 Credit Agreement, dated as of January 7, 1994. (Incorporated herein by reference to Exhibit 10.4 to the Company's Form 10-Q filed May 24, 1994.)

     10.5 Amendment No. 4 to the U.S. $55,000,000 Credit Agreement, dated as of April 25, 1994. (Incorporated herein by reference to Exhibit 10.5 to the Company's Form 10-Q filed May 24, 1994.)

     10.6 Amendment No. 5 to the U.S. $55,000,000 Credit Agreement, dated as of August 12, 1994. (Incorporated herein by reference to Exhibit 10.6 to the Company's Form 10-Q filed August 23, 1994.)

     10.7 U.S. $500,000,000 Credit Agreement, dated as of October 14, 1993, among the Company, Warnaco Inc., The Bank of Nova Scotia, as co-managing agent and paying agent, Citicorp U.S.A., as co-managing agent and documentation and collateral agent, and certain other lenders named therein.
          (Incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q filed November 16, 1993.)

     10.8 Employment Agreement, dated as of January 6, 1991, between the Company and Linda J. Wachner. (Incorporated herein by reference to Exhibit 10.7 to the Company's Registration
          Statement on Form S-1, File No. 33-45877.)

     10.9 Incentive Compensation Plan. (Incorporated herein by reference to Exhibit 10.8 to the Company's Registration
          Statement on Form S-1, File No. 33-45877.)

   10.10 1991 Stock Option Plan. (Incorporated herein by reference to Exhibit 10.9 to the Company's
          Registration Statement on Form S-1, File No. 33-
          45877.)

  10.11   Amended and Restated 1988 Employee Stock Purchase
          Plan, as amended. (Incorporated herein by reference to Exhibit 10.10 to the Company's
          Registration Statement on Form S-1, File No. 33-
          45877.)

 10.12 Warnaco Employee Retirement Plan. (Incorporated herein by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1, File
          No. 33-45877.)

 10.13    Executive Management Agreement, dated as of May 9,
          1991, between the Company, Warnaco and The Spectrum
          Group, Inc. (Incorporated herein by reference to Exhibit 10.13 to the Company's Registration
          Statement on Form S-1, No. 33-45877.)

 10.14    1993 Stock Plan for Non-Employee Directors.
          (Incorporated herein by reference to the Company's
          Proxy Statement for its 1994 Annual Meeting of
          Shareholders.)

 10.15 Amended and Restated 1993 Stock Plan. (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual Meeting of Shareholders.)

 10.16 Supplemental Incentive Compensation Plan. (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual Meeting of Shareholders.)

 23.1     Consent of Ernst & Young, independent auditors.

 23.2 Consent of Stanley P. Silverstein, General Counsel of the Company (included in Exhibit 5.1).

 24.1     Power of Attorney (included on signature page).


     ITEM 17.  UNDERTAKINGS

               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, un-enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 28, 1994.

                                        THE WARNACO GROUP, INC.


                                        By:  /s/ Linda J. Wachner
                                            _________________________
                                             Linda J. Wachner
                                             Chairman, President and
                                             Chief Executive Officer


                             POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda J. Wachner, Dariush Ashrafi and William S. Finkelstein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Name                       Title                   Date

    ______________________      Chairman of the        September 28, 1994
     /s/ Linda J. Wachner       Board;  Director;
     Linda J. Wachner           President and
                                Chief Executive
                                Officer
                                (Principal
                                Executive Officer)

    ______________________      Director; Senior       September 28, 1994
     /s/ Dariush Ashrafi        Vice President and
     Dariush Ashrafi            Chief Financial
                                Officer (Principal
                                Financial Officer)

    _______________________     Senior Vice            September 28, 1994
     /s/ William S. Finkelstein President and
     William S. Finkelstein     Controller (Principal
                                Accounting Officer)

   _________________________    Director               September 28, 1994
    /s/ Joseph A. Califano, Jr.
     Joseph A. Califano, Jr.

   __________________________   Director               September 28, 1994
     /s/ Andrew G. Galef
     Andrew G. Galef

   __________________________   Director               September 28, 1994
     /s/ Stewart A. Resnick
     Stewart A. Resnick

   _________________________   Director                September 28, 1994
     /s/ Robert D.  Walter
     Robert D. Walter



                               EXHIBIT INDEX

     Exhibit
       No.       Description                                  Page No.

     2.1 Acquisition Agreement, dated as of March 14, 1994, by and among Calvin Klein, Inc.("CKI"), the Company and Warnaco Inc. (Incorporated herein by reference to Exhibit 10.6 to the Company's Form 10-Q filed May 24, 1994.)

     2.2 Registration Rights Agreement, dated as of March 14, 1994 between the Company and CKI. (Incorporated herein by reference to Exhibit
                 4.1 to the Company's Form 10-Q filed on May 24,
                 1994.)

     4.1 Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-45877.)

     4.2         Amendment to the Restated Certificate of
                 Incorporation of the Company dated June 21,
                 1993.

     4.3 By-Laws of the Company. (Incorporated herein by reference to Exhibit 3.2 to the Company's
                 Registration Statement on Form S-1, File No.
                 33-45877.

     5.1         Opinion of Stanley P. Silverstein, General
                 Counsel of the Company, regarding the legality of the shares of Common Stock being offered hereby.

     10.1 Credit Agreement, dated as of July 16, 1993 (the "U.S. $55,000,000 Credit Agreement"), among Warnaco Inc., The Bank of Nova Scotia, as agent, and certain other lenders named therein. (Incorporated herein by reference to Exhibit
                 10.1 to the Company's Form 10-Q filed May 24,
                 1994.)

     10.2 Amendment No. 1 to the U.S. $55,000,000 Credit Agreement, dated as of November 5, 1993. (Incorporated herein by reference to Exhibit
                 10.1 to the Company's Form 10-Q filed May 24,
                 1994.)

     10.3 Amendment No. 2 to the U.S. $55,000,000 Credit Agreement, dated as of November 5, 1993. (Incorporated herein by reference to Exhibit
                 10.3 to the Company's Form 10-Q filed May 24,
                 1994.)

     10.4        Amendment No. 3 to the U.S. $55,000,000 Credit
                 Agreement, dated as of January 7, 1994.
                 (Incorporated herein by reference to Exhibit
                 10.4 to the Company's Form 10-Q filed May 24,
                 1994.)

     10.5        Amendment No. 4 to the U.S. $55,000,000 Credit
                 Agreement, dated as of April 25, 1994.
                 (Incorporated herein by reference to Exhibit
                 10.5 to the Company's Form 10-Q filed May 24,
                 1994.)

     10.6        Amendment No. 5 to the U.S. $55,000,000 Credit
                 Agreement, dated as of August 12, 1994.
                 (Incorporated herein by reference to Exhibit
                 10.6    to the Company's Form 10-Q filed August
                 23, 1994.)

     10.7 U.S. $500,000,000 Credit Agreement, dated as of October 14, 1993, among the Company, Warnaco Inc., The Bank of Nova Scotia, as co-managing agent and paying agent, Citicorp U.S.A., as co-managing agent and documentation and collateral agent, and certain other lenders named therein. (Incorporated herein by reference to Exhibit
                 10.1 to the Company's Form 10-Q filed November
                 16, 1993.)

     10.8 Employment Agreement, dated as of January 6, 1991, between the Company and Linda J. Wachner. (Incorporated herein by reference to Exhibit
                 10.7 to the Company's Registration Statement on Form S-1, File No. 33-45877.)

     10.9 Incentive Compensation Plan. (Incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1,
                 File No. 33-45877.)

     10.10 1991 Stock Option Plan. (Incorporated herein by reference to Exhibit 10.9 to the Company's
                 Registration Statement on Form S-1, No. 33-
                 45877.)

     10.11 Amended and Restated 1988 Employee Stock Purchase Plan, as amended. (Incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1, No. 33-45877.)

     10.12       Warnaco Employee Retirement Plan.
                 (Incorporated herein by reference to Exhibit
                 10.11 to the Company's Registration Statement on Form S-1, No. 33-45877.)

     10.13 Executive Management Agreement, dated as of May 9, 1991, between the Company, Warnaco and The Spectrum Group, Inc. (Incorporated herein by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1, No. 33-45877.)

     10.14       1993 Stock Plan for Non-Employee Directors.
                 (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual
                 Meeting of Shareholders.)

     10.15       Amended and Restated 1993 Stock Plan.
                 (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual
                 Meeting of Shareholders.)

     10.16       Supplemental Incentive Compensation Plan.
                 (Incorporated herein by reference to the Company's Proxy Statement for its 1994 Annual
                 Meeting of Shareholders.)

     23.1        Consent of Ernst & Young, independent auditors.

     23.2        Consent of Stanley P. Silverstein, General
                 Counsel of the Company (included in Exhibit
                 5.1).

     24.1        Power of Attorney (included on signature page).